Exhibit 99.1

June 26, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:   Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Transition Report on Form 11-K of the Goodrich Corporation Savings Plan for Rohr Employees (the “Plan”) for the transition period from December 30, 2002 to December 31, 2002, as filed with the Securities and Exchange Commission on June 26, 2003 (the “Report”), each of the undersigned, being the Chairman of the Goodrich Corporation Benefit Design and Administration Committee and the Chairman of the Goodrich Corporation Benefit Plan Asset Committee, certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the assets available for benefits and changes in assets available for benefits of the Plan as of the dates and for the periods expressed in the Report.

     This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report.

/s/ Kevin P. Heslin Kevin P. Heslin Chairman, Goodrich Corporation Benefit Design and Administration Committee

/s/ Ulrich Schmidt Ulrich Schmidt Chairman, Goodrich Corporation Benefit Plan Asset Committee

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Goodrich Corporation and will be retained by Goodrich Corporation and furnished to the Securities and Exchange Commission or its staff upon request.